COMPOSITE RESTATEMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                         FIRST FINANCIAL BANCORPORATION

                             AMENDED APRIL 7, 1998


     Pursuant to the provisions of S61 of the Iowa Business Corporation Act, Chapter 496A Code of Iowa, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation:

                                  ARTICLE 1.
                                    NAME

     1. The name of this corporation shall be: First Financial Bancorporation.

                                  ARTICLE 2.
                       PRINCIPAL  PLACE OF BUSINESS
     The principal place of business of this Corporation shall be: 204 East Washington Street, Iowa City, Johnson County, Iowa.

                                  ARTICLE 3.
                   REGISTERED  OFFICE AND  REGISTERED  AGENT

     The address of the initial  registered  office in Johnson  County shall be:
204 East Washington Street, Iowa City, Iowa 52240, and the registered agent for the Corporation at such address shall be A. Russell Schmeiser.

                                   ARTICLE 4.
                                    PURPOSES

     The purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Iowa Business Corporation Act.

                                  ARTICLE 5.
                                CAPITAL STOCK

     1. The authorized capital stock of the Corporation shall be 15,000,000 shares of common stock with par value of $1.25 per share.

     2. The Board of Directors shall have the power to issue stock in such amounts as it may determine in exchange for other property, either personal or real, which may be acquired by the Corporation in accordance with the law governing the same.

     3. No shareholder shall have any prior preemptive right to purchase all or any part of any stock now or hereafter authorized, issued, or acquired by the Corporation.

     4. Each holder of common stock shall be entitled to one vote for each share of stock standing in the name of the shareholder on the books of the Corporation at all meetings of the Corporation.

     5. At all meetings of the Corporation, a majority of the common stock outstanding either in person or by written proxy shall constitute a quorum for the transaction of business.

     6. Cumulative voting for directors shall not be permitted.

                                  ARTICLE 6.
                             BOARD OF DIRECTORS

     1. The Corporation will have a Board of Directors consisting of not less than five (5) and not more than fifteen (15) directors.

     2. The names and addresses of the persons who make up the initial Board of Directors and are serving as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:
Randall P. Bezanson, One Hickory Ridge, Route 6, Iowa City, Iowa 52240; Charles G.Dore, 406 Lexington Avenue, Iowa City, Iowa 52240; Ann Feddersen, Route 2, Box 300, North Liberty, Iowa 52317; Clark Houghton, 920 River Street, Iowa City, Iowa 52240; George Nagle, 3 Heather Court, Iowa City, Iowa 52240; A. Russell Schmeiser, 4 Wendram Bluff, Iowa City, Iowa 52240; and Robert M. Sierk, 536 South Summit Street, Iowa City, Iowa 52240.

     3. Any director of this Corporation may be removed at any time, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors.

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                                  ARTICLE 7.
                        NONLIABILITY OF SHAREHOLDERS

     1. The private property of the shareholders of the Corporation shall not be liable for corporate debts to any extent whatsoever.

     2. This Article 7 may not be amended except by the unanimous vote of the shareholders.

                                  ARTICLE 8.
                           AMENDMENT OF ARTICLES

     These Articles of Incorporation other than Article 7 may be amended at any regular or special meeting of the shareholders of the Corporation by the affirmative vote of two-thirds vote of the outstanding common stock, provided notice of such proposed amendment has been mailed to each shareholder at least ten (10) days prior to the date of said meeting. 23

                                  ARTICLE 9.
                          NONLIABILITY OF DIRECTORS

     A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for a transaction from which the director derives an improper personal benefit, or
(d) under S496A.44 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended. Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE 10.
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 10.1 The corporation shall indemnify and advance expenses to any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including grand jury proceedings, by reason of the fact that such person is or was a director or officer of the corporation or, while a director or officer of the corporation is, or was serving at the request of the corporation as a member, director, trustee, officer, partner, employee, or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against reasonable costs, charges, expenses, attorney's fees, judgments, fines, penalties and amounts reasonably paid in settlement to the extent actually incurred by such person in connection with such claim, action, suit or proceeding, or in connection with an appeal thereof, to the full extent and in a manner consistent with the Iowa Business Corporation Act, as the same now exists or may hereafter be amended or changed, or any successor or substitute law; provided, however, that such person acted in good faith, and in the case of conduct in the person's official capacity with the corporation, that such conduct was in the corporation's best interest, and in all other cases, that such person's conduct was at least not opposed to the corporation's best interest; and provided further that entitlement to such indemnification shall be conditional upon the corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto. The rights to indemnification hereunder shall be construed to be a contract between the corporation and each person who is now serving or who shall hereafter serve as a director or officer of the corporation. Each person who is now serving or who shall hereafter serve as a director or officer of the corporation shall be deemed to be serving in reliance upon the rights to indemnification provided hereunder, and such rights to indemnification shall continue as to any person who has ceased to serve in such capacity and shall inure to the benefit of the
heirs  and   personal   representative   of  such   person.

     Section 10.2 The indemnification provided hereunder shall not be deemed exclusive of any other rights to which the persons indemnified may be entitled under any bylaw, agreement, vote of disinterested directors or otherwise, both as to activity in such person's official capacity and as to activity in another capacity while holding such office, and shall continue as to a person who has ceased to be a director of officer.

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     Section  10.3 The  corporation,  at its  expense,  shall  have the power to purchase and maintain insurance on behalf of the corporation and on behalf of its directors and officers against any liability asserted against such persons in their capacities as directors and officers or arising out of their status as directors and officers, whether or not the corporation would have the power to indemnify the director or officer against such liability hereunder or under the Iowa Business Corporation Act. The corporation's obligation to indemnify hereunder shall be in excess of any insurance purchased and maintained by the corporation, but such insurance shall be the primary source of satisfaction of such obligation of the corporation. To the extent that indemnification is paid to or on behalf of a director or officer by such insurance, such payments shall be deemed to be in satisfaction of the corporation's obligation to indemnify such director or officer.

     Section 10.4 The board of directors of the corporation by resolution, or by provision in the bylaws of the corporation, may provide indemnification by the corporation to employees and agents of the corporation, other than directors and officers, to the extent provided hereunder for directors and officers of the corporation.

                                  ARTICLE 11.
                    MERGER; CONSOLIDATION; SALE OF ASSETS

     Any proposed merger, consolidation, or sale (or other disposition) of all or substantially all of the assets of this Corporation shall become effective only upon receiving the affirmative vote of at least two-thirds of the outstanding common stock of the Corporation.

     ARTICLE 12. These Amended and Restated Articles of Incorporation: (1) correctly set forth the provisions of the Articles of Incorporation of the corporation as heretofore and hereby amended; (2) have been duly adopted as required by law; and (3) supersede the original Articles of Incorporation of the corporation and all amendments thereto.

                                 CERTIFICATION

     The undersigned certifies that the foregoing is a correct Composite Restatement of Articles of Incorporation of First Financial Bancorporation as amended through April 7, 1998.

                                     //s//A. Russell Schmeiser
                                     __________________________________________
                                      A. Russell Schmeiser
                                      Secretary, First Financial Bancorporation

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